Exhibit 10.2

QUALITY SYSTEMS, INC.

AMENDED AND RESTATED

2005 STOCK OPTION

AND

INCENTIVE PLAN

ARTICLE I

GENERAL

1.1    Purpose. The purpose of the Quality Systems, Inc. Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”) is to promote the future success of Quality Systems, Inc. (the “Company”) by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its Related Entities to acquire a proprietary interest in the success of the Company, to remain in the service of the Company and/or Related Entities, and to render superior performance during such service.

1.2	Definitions of Certain Terms.

(a)           “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b)           “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c)	“Board ” means the Board of Directors of the Company.

(d)           “Cause.” Termination of Employment by the Company for “Cause” means, with respect to a Grantee and an Award, (i) except as provided otherwise in the applicable Award Agreement or as provided in clause (ii) below, Termination of Employment of the Grantee by the Company (A) upon Grantee’s failure to substantially perform Grantee’s duties with the Company or a Related Entity (other than any such failure resulting from death or Disability), (B) upon Grantee’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a Related Entity to whom Grantee directly or indirectly reports, (C) upon the Board’s determination of Grantee’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or a Related Entity, (D) upon the Board’s determination of Grantee’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or a Related Entity, or (E) upon Grantee’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Related Entities resulting in actual economic, financial or reputational injury to the Company or

Related Entity; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment (A) are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity or (B) are subject to an existing Company policy or agreement, that defines or addresses termination for cause, termination for cause as defined and/or determined pursuant to such agreement.

(e)	“Code ” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means a compensation committee appointed by the Board in accordance with Section 1.3(a) of the Plan.

(g)	“Common Stock” means the common stock of the Company.

(h)           “Disability” means, with respect to a Grantee and an Award, (i) except as provided in the applicable Award Agreement or as provided in clause (ii) below, “disability” as defined in (i) the long-term disability plan in which Grantee is participating; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination because of disability, “disability” as defined in such agreement; or (iii) if neither (i) nor (ii) apply, then such a plan in which any of the officers of the Company may be participating; or (iv) if (i), (ii) and (iii) do not apply, then as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and if in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, a different definition of “disabled” is required by Section 409A, the term “Disability” or “Disabled” for purposes of the preceding sentence shall have the meaning given to it by Section 409A (a)(2)(C) of the Code and the Regulations promulgated thereunder.

(i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)            “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange, association or other market on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, association or market, or (ii) if the shares of Common Stock are then traded in an over-the-counter market or other market or association but the sale price for the Common Stock is not reported, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which both the closing bid price and asked price are reported for the Common Stock, or (iii) if the shares of Common Stock are not then listed on a national securities exchange, association or other market or traded in an over-the-counter market, such value as the Board on advice of the Committee and in the Board’s discretion shall determine, provided that such valuation shall take into account all available information material to the value of the company, including but not limited to the value of the tangible and intangible assets of the company, the present value of its anticipated future cash flows, the market value of the stock or equity interests in other entities engaged in substantially the same business, recent arm’s length transactions involving the sale of such stock, and other relevant factors.

(k)	“Grantee ” means a person who receives an Award.

(l)            “Incentive Stock Option” means, subject to Section 2.3(f), a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(m)          “Key Executive” means a Key Person who, on the last day of the Company’s taxable year, is either (i) the chief executive officer of the Company or acting in such capacity, or (ii) among the four highest compensated officers (other than the chief executive officer).

(n)           “Key Persons” means then acting or prospective directors, officers and employees of the Company or of a Related Entity, and then acting or prospective consultants and advisors to the Company or a Related Entity.

(o)	“Non-Employee Director” has the meaning given to it in Section 2.12(a).

(p)           “Performance Goals” means the objective goal(s) (or combined goal(s)) adopted by the Committee in its discretion to be applicable to a Key Executive with respect to an Award; such Performance Goals applicable to an Award may provide for a targeted or measured level or levels of achievement or change using any objective performance standard, including, but not limited to (and by way of example only): (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, (viii) total shareholder return, (ix) EBIT, and (x) EBITDA. Such measures may be defined and calculated in such objective manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain Related Entities of the Company or to certain divisions, operating units or business lines of the Company or a Related Entity, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The Performance Goals may differ from Key Executive to Key Executive and from Award to Award. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the Performance Goal is met.

(q)           “Person,” whether or not capitalized, means any natural person, any corporation, partnership, limited liability company, trust or legal or contractual entity or joint undertaking and any governmental authority.

(r)            “Related Entity” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(s)           “Retirement” means, with respect to a Grantee and an Award, except as otherwise provided in the applicable Award Agreement, the Grantee’s Termination of Employment with the Company or a Related Entity for a reason other than for Cause and that at the time of the Termination of Employment the Grantee has satisfied the criteria for retirement in accordance with the Company’s employment policies if and when adopted by the Company.

(t)	“Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(u)           A Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or any Related Entity (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or any Related Entity as a director, consultant, advisor or otherwise), provided, however, it shall not be considered a Termination of Employment of a Grantee if the Grantee ceases employment or association with the Company or a Related Entity but continues or immediately commences employment or association with a majority-owned Related Entity or the Company.

1.3	Administration.

(a)           The Committee. If such is required to assure compliance under Section 162(m), different Committees with respect to different groups of Key Persons may administer the Plan in accordance with this Section 1.3(a).

(i)            Section 162(m). To the extent the Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii)           Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board through recommendations of the Compensation Committee as set forth herein, or (B) upon election and delegation by the Board, a Compensation Committee (including any successor thereto) of the Board which it may elect to act upon in its sole and absolute discretion, provided such Compensation Committee shall consist of not less than two independent directors.

(b)           Authority. The Committee shall advise the Board concerning the administration of the Plan and the Board’s actions which may be taken pursuant to the Plan. The Committee shall have the authority to recommend to the Board for Board approval: (i) the manner in which the Plan and any Award Agreement is construed, interpreted and implemented, (iii) amendments and rescission of rules and regulations relating to the Plan, including rules governing its own operations, (iv) determinations deemed necessary or advisable in administering the Plan (including defining and calculating Performance Goals and certifying that such Performance Goals have been met), (v) the correction of any defect, supplying any omission and reconciling any inconsistency in the Plan, (vi) amending the Plan to reflect changes in applicable law or regulations, (vii) whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended (including, but not limited to, canceling an Award in exchange for a cash payment (or securities with an equivalent value) equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant and the Fair Market Value of a share of Common Stock on the date of cancellation, and, if no such difference exists, canceling an Award without a payment in cash or securities), and (viii) whether, and to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Board.

(c)           Voting. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by all of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d)           Binding Determinations. The determination of the Board on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e)           Exculpation. No member of the Board or the Committee or any officer, employee or agent of the Company or any of its Related Entities (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the

Company’s choice subject to approval of the Covered Person (not to be unreasonably withheld). The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, in each case as amended from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless pursuant to an indemnification agreement or otherwise (in which case, any conflict between the indemnification agreement or such other Board approved agreement shall be resolved in favor of the indemnification agreement or such other agreement).

(f)            Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including professional and financial advisors and consultants to the Committee or the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith reliance on such advice.

(g)           Board. Subject to the provisions of Sections 1.3(a)(i) and 1.7(b), but notwithstanding any other provision herein to the contrary (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, (A) grant Awards, (B) require that the Committee’s authority shall be limited to making recommendations to the Board concerning the granting and administration of the Plan and Awards hereunder, or (C) resolve to administer the Plan directly. In any of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein. Notwithstanding the foregoing, at any time during which the Board shall administer the granting of Awards, any Awards to the Chief Executive Officer and other executive officers of the Company shall be made by the Board meeting in executive session consisting entirely of independent directors (as defined in Rule 4350 of the Nasdaq Marketplace Rules).

1.4           Persons Eligible for Awards. Awards under the Plan may be made to such Key Persons as the Committee shall select and recommended to the Board, provided that, to the extent an Award is subject to the provisions of Section 409A of the Code, such Key Person shall not be eligible to receive an Award of a stock right of a Related Person who is not either the entity to which the Key Person is providing direct services, or any corporation in a chain of a controlled group of corporations, beginning with the parent of the entity to which the Key Person is providing direct services and ending with the corporation that is receiving the services.

1.5           Types of Awards Under the Plan. Awards may be made under the Plan including: (i) stock options, including Incentive Stock Options and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) unrestricted stock, (v) restricted stock units,

(vi) performance shares, (vii) performance units (including performance options), and other stock-based Awards, as set forth in Article II.

1.6	Shares Available for or Subject to Awards.

(a)           Total Shares Available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 1,200,000 shares. All of such shares shall be authorized for issuance pursuant to incentive stock options under Section 2.3 or for other Awards under Article II. Such shares may be authorized but unissued Common Stock. Any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. Such legend shall be caused to be removed by the Company’s Chief Financial Officer and Chief Executive Officer upon their joint written determination that the conditions warranting the inclusion of such legend are no longer applicable. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. However, if any Award or shares of Common Stock issued or issuable under Awards are tendered or withheld as payment for the exercise price of an Award, the shares of Common Stock may not be reused or reissued or otherwise be treated as being available for Awards or issuance pursuant to the Plan. With respect to a stock appreciation right, both shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of Common Stock. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b)           Treatment of Certain Awards. Any shares of Common Stock subject to Awards shall be counted against the numerical limits of this Section 1.6 as two shares for every share subject thereto. For example, if an Award of restricted shares or performance shares (or any Award involving the receipt of actual “hard” shares of the Company) is made in the amount of 10,000 shares, then 20,000 shares shall be deducted from the then existing balance of authorized and unissued shares (originally set at 1,200,000 in Section 1.6(a), above) available for future issuances under the Plan.

(c)           Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number or amount of shares or units available for Awards under Section 1.6(a) or otherwise, the number or amount of shares or units that may be subject to Awards to any one Grantee under Section 1.7(b) or otherwise, the price per share of Common Stock or units covered by each such outstanding Award and any other calculation relating to shares of Common Stock available for Awards or under outstanding Awards (including Awards under Section 2.13) shall be proportionately adjusted, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or similar transaction, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock (including rights offerings) other than regular cash dividends; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

(d)           Grants Exceeding Allotted Shares. If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Award shall be void.

1.7	Regulatory Considerations.

(a)           General. To the extent that the Board determines it desirable for any Award to be given any particular tax, accounting, legal or regulatory treatment, the Award may be made by the Board, subject to any necessary restrictions, conditions or other terms or otherwise in such manner as is necessary to obtain the desired treatment.

(b)           Code Section 162(m) Provisions. For purposes of qualifying any compensation attributable to a grant of an Award to a Key Executive as “performance-based compensation” within the meaning of Section 162(m) of the Code:

(i)	The compensation shall either:

(A)      Be attributable solely to (I) Incentive Stock Options, (II) nonqualified stock options with a per share exercise price equal to at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and/or (III) stock appreciation rights for which the amount of compensation is based solely on an increase in the value of the shares of Common Stock of the Company after the date of grant of the Award; or

(B)     To the extent subsection (A) above is not applicable, be based upon the achievement of Performance Goals established by the Committee in writing not later than 90 days after the commencement of the period of service to which the Performance Goal relates, provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal and less than 25% of the period of service to which the Performance Goal relates has elapsed at such time;

(ii)           The Committee described in Section 1.3(a)(i) of this Plan shall grant the Award and establish any applicable Performance Goals;

(iii)          With respect to any Award of stock options and/or stock appreciation rights described in Section 1.7(b)(i)(A) above (subject to Section 1.6(b)), no Key Executive shall be granted, in any fiscal year, stock options, or stock appreciation rights to purchase (or obtain the benefits of the equivalent of) more than 200,000 shares of Common Stock (the “Annual Share Limit”); provided, however, that in connection with his or her initial service, the Key Executive may be granted stock options, or stock appreciation rights to purchase up to an additional 300,000 (the “Initial Service Limit”) shares of Common Stock of the Company which do not count against the Annual Share Limit; and provided, further, that if a stock option, or stock appreciation right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 1.6(c)), the cancelled stock option, or stock appreciation right will be counted against the Annual Share Limit for such fiscal year (for this purpose, if the exercise price of a stock option is reduced, the transaction will be treated as a cancellation of the stock option and grant of a new stock option). The foregoing Annual Share Limit and Initial Service Limit shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 1.6(c). All provisions of this Section 1.7(b)(iii) will also apply to grants of full value shares, including restricted stock, restricted units and performance shares, except that the maximum grants will be fifty percent (50%) of the maximums shown above applicable to stock options and stock appreciation rights. Nothing in this Section 1.7(b)(iii) or elsewhere in this Plan shall be construed so as to permit, without prior stockholder approval, the administrator of the Plan to reprice stock options, stock appreciation or purchase rights, outstanding under the Plan by modifying or amending such options or rights or canceling such options or rights and replacing them with new options or rights having a lower exercise price.

(iv)           No Key Executive shall be paid, in any fiscal year, more than $2,000,000 in cash performance units (which are a separate vehicle from performance shares); and

(v)           Prior to payment of the compensation, the Committee described in Section 1.3(a)(i) certifies that any applicable Performance Goals and any other material terms of the Award were in fact satisfied.

ARTICLE II
AWARDS UNDER THE PLAN

2.1           Awards and Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Board in its discretion deems necessary or desirable. For any awards of stock rights that would be subject to the provisions of section 409A of the Code, each such Award shall include a provision fixing the number of shares covered by the Award. Such provisions may further include (but are not limited to) restrictions on the Grantee’s right to transfer the shares of Common Stock issuable pursuant to the Award, a requirement that the Grantee become a party to an agreement restricting transfer or allowing repurchase of any shares of Common Stock acquired pursuant to the Award, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee wishes to transfer any such shares. The Board may grant Awards in tandem or in connection with or independently of or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Board shall determine, including cash, shares of Common Stock or other securities (or proceeds from the sale thereof), other Awards (by surrender or cancellation thereof or otherwise) or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may determine that a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Board shall specify by executing an Award Agreement in such form as the Board shall determine and, if the Board shall so require, makes payment to the Company in such amount as the Board may determine. Loans to executive officers of the Company may not be extended, guaranteed or arranged by the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve System or any other applicable law or regulation.

2.2           No Rights as a Shareholder. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the transfer of such shares to such person. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options.

(a)           Grant of Stock Options. The Board may grant stock options, including Incentive Stock Options and nonqualified stock options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Board shall determine in its discretion, subject to the provisions of the Plan.

(b)           Grant of Stock Appreciation Rights. The Board may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Board shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c)           Stock Appreciation Rights. The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Board shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced correspondingly by the number of shares with respect to which the option is exercised.

(d)           Exercise Price. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the exercise price, which shall be determined by the Committee in its discretion, except that no stock option or stock appreciation right may be granted with an exercise price below the fair market value of the Company’s common stock on the date of grant.

(e)           Exercise Periods. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, and, if applicable, the conditions which must be satisfied (including the attainment of Performance Goals) in order for the Award evidenced thereby to be exercisable, whether in whole or in part. Such periods and conditions shall be determined by the Board in its discretion; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten (10) years after the date the Award is issued.

(f)            Incentive Stock Options. Notwithstanding Section 2.3(d) and (e), with respect to any Incentive Stock Option or stock appreciation right granted in connection with an Incentive Stock Option (i) the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies) and (ii) the exercise period shall not be for longer than ten (10) years after the date of the grant. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options and stock appreciation rights granted in connection with Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rightsshall be treated as nonqualified stock options. For purposes of this Section 2.3(f), Incentive Stock Options shall be taken into account in the order in which they were granted.

(g)           Ten Percent Owners. Notwithstanding the provisions of Sections 2.3(d), (e) and (f), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

(h)           Repricing Requires Shareholder Approval. Except as allowed by Section 3.1(e) of this Plan (with regard to modifications in order to avoid tax treatment under section 409A of the Code), no Award granted hereunder shall have its exercise price modified or “repriced” without first obtaining shareholder approval.

2.4           Exercise of Stock Options and Stock Appreciation Rights. Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a)           Exercise Period. A stock option or stock appreciation right shall become and cease to be exercisable at such time or times as determined by the Board and set forth in the Award Agreement, except that in no event shall a stock option or stock appreciation right be extended beyond the initial option term at a time when the fair market value of the stock underlying the option is greater than the Exercise Price unless such extension remains within ten (10) years from the initial date of grant.

(b)           Manner of Exercise. Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Board shall prescribe.

(c)           Payment of Exercise Price. Any written notice of exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Board), or (ii) (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (B) by cashless exercise procedure through a broker-dealer, and (C) to the extent permitted by law, by such other method not otherwise prohibited by the Board including, without limitation, a “net exercise.”

(d)           Delivery of Shares. Promptly after receiving payment of the full exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment by the Company will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), transfer to the Grantee or to such other person as may then have the right to exercise the Award, the shares of Common Stock for which the Award has been exercised and to which the Grantee is entitled. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the shares to the Grantee’s broker-dealer.

2.5	Termination of Employment.

(a)           Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in paragraphs (b), (c), (d) and (e) below or in the applicable Award Agreement, all unvested stock options and stock appreciation rights to the extent not theretofore exercised shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

(b)           At Election of Company or a Related Entity. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by paragraph (a) above or paragraphs (c), (d) or (e) below) the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

 (c)                Retirement.  At such time as the Company adopts a policy of retirement and during the continued effectiveness of such policy, except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee by reason of the Grantee’s Retirement, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Retirement; and (ii) exercise must occur within three (3) years after Retirement but in no event after the expiration date of the Award as set forth in the Award Agreement.

(d)           Disability. Except to the extent otherwise provided in the applicable Award Agreement, upon the termination of Employment of a Grantee by reason of Disability the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Termination of Employment; and (ii) exercise must occur no later than six (6) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(e)           Death. Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies during the period in which the Grantee’s stock options or stock appreciation rights are exercisable, whether pursuant to their terms or pursuant to paragraph (b), (c) or (d) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death; and (ii) exercise must occur no later than six (6) months after the date of the Grantee’s death. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.6	Grant of Restricted Stock and Unrestricted Stock.

(a)           Grant of Restricted Stock. The Board may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Board shall determine in its discretion, subject to the provisions of the Plan.

(b)           Grant of Unrestricted Stock. The Board may grant unrestricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan.

    (c)             Rights as Shareholder. The Company may issue in the Grantee’s name shares of Common Stock covered by an Award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Grantee shall have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to the transfer restrictions and the Company’s repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Board in its discretion may include in the applicable Award Agreement.

(d)           Company to Hold Certificates. Unless the Board shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the Plan or the applicable Award Agreement.

            (e)           Nontransferable. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Board at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. The Board at any time may waive or amend the transfer restrictions or other condition of an Award of restricted stock.

(f)            Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, shares of restricted stock that remain subject to transfer restrictions as of the date of such termination (and therefore are unvested) shall be forfeited and canceled.

2.7	Grant of Restricted Stock Units.

(a)           Grant of Restricted Stock Units. The Board may grant Awards of restricted stock units to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Board shall determine in its discretion, subject to the provisions of the Plan.

(b)           Vesting. The Board, at the time of grant, shall specify the date or dates on which the restricted stock units shall become vested and other conditions to vesting (including the attainment of Performance Goals).

(c)           Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled.

2.8	Grant of Performance Shares, Performance Options and Performance Share Units.

(a)           Grant of Performance Shares, Options Share Units and Cash Performance Units. The Board may grant performance shares in the form of actual shares of Common Stock, performance options or share units over an identical number of shares of Common Stock, to such Key Persons, in such amounts (which may depend on the extent to which Performance Goals are attained), subject to the attainment of such Performance Goals and satisfaction of such other terms and conditions (which may include the occurrence of specified dates), as the Board shall determine in its discretion, subject to the provisions of the Plan. The Board may also grant cash performance units, which are cash awards subject to performance goal attainment, but which are denominated only in cash, not in stock. The Performance Goals and the length of the performance period applicable to any Award of performance shares, performance options, share units or performance units shall be determined by the Board. The Board shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a  combination of cash and Common Stock.

(b)           Company to Hold Certificates. Unless the Board shall otherwise determine, any certificate issued evidencing performance shares shall remain in the possession of the Company until such performance shares are earned and are free of any restrictions specified in the Plan or the applicable Award Agreement.

(c)           Nontransferable. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Board at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the performance shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of performance shares, as dividends or otherwise, shall be subject to the same restrictions applicable to such performance shares. The Board at any time may waive or amend the transfer restrictions or other condition of an Award of performance shares.

(d)           Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Board, in the event of the Grantee’s Termination of Employment for any reason, performance shares and performance share units or cash performance units that remain subject to transfer restrictions as of the date of such termination (and therefore shall not have vested) shall be forfeited and canceled.

2.9           Grant of Dividend Equivalent Rights. The Board may in its discretion include in the Award Agreement with respect to any share denominated Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Board shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Board shall deem appropriate.

2.10	Deferred Stock Units.

(a)           Description. Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or share unit Award that the Board in its discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Board. Deferred stock units shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee. Cash Performance Units may be deferred, but shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee.

(b)           162(m) Limits. Deferred stock units and deferred cash performance units shall be subject to the annual Section 162(m)\ limits applicable to the underlying restricted stock, restricted stock unit, performance share or share unit or cash performance unit Award as forth in Section 1.7(b).

2.11        Other Stock-Based Awards. The Board may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Board shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.12	Director Stock Options.

(a)           Eligibility. Subject to the specific requirements, terms and conditions as adopted from time to time by the Board in its discretion (i) all voting directors of the Company who are not employees of the Company (“Non-Employee Directors”) shall receive stock options pursuant to the conditions of this Section 2.12.

(b)           Grant of Director Stock Options. Each Non-Employee Director may be granted stock options to purchase shares of Common Stock of the Company.

(c)           Exercise Price. Notwithstanding Section 2.3(d), until and unless the Board in its discretion determines otherwise, the per share exercise price for each stock option granted under this Section 2.13 shall be 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted, provided that in no event shall the per share exercise price be less than 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted.

(d)           Exercise Period. Each stock option granted under this Section 2.13 shall vest, become exercisable and possess a term in accordance with the policy then in place and as adopted by the Board, provided, however, that (i) if the Non-Employee Director’s service on the Board is terminated as a result of not being renominated or reelected to the Board, then such stock option shall continue to exercisable until the earlier to occur of (A) the expiration of the remaining term of the option or (B) three (3) years from the date Board service terminated, and (ii) no stock option may have a term in excess of ten (10) years.

(e)           Non-statutory Options. Stock options granted under this Section 2.12 will constitute nonqualified stock options.

(f)            Other Stock Option Terms Applicable. Except as set forth in this Section 2.12, all stock options granted under this Section 2.12 will be subject to and benefited by the terms and conditions (including Section 3.7) of the Plan applicable to other stock options granted under the Plan.

2.13        Section 409A Compliance. Nothwithstanding any provisions to the contrary, Awards made under this Article II that provide for the nonqualified deferral of compensation (including any amendments to such Awards) will comply with all provisions of Section 409A of the Code and the Regulations promulgated thereunder. No award providing for the deferral of compensation shall permit the acceleration of the time or schedule of any payment, except as provided in Section 409A. Compensation deferred pursuant to such an Award with comply with all distribution rules of Section 409A, and shall not be distributed earlier than—

(i) separation from service as determined by the Secretary (except as provided in Section 409A(B)(i), relating to deferred compensation payable to key employees after the termination of service),

(ii) the date the participant becomes disabled (within the meaning of subparagraph (C) of Section 409A),

(iii) death,

(iv) a specified time (or pursuant to a fixed schedule) specified under the plan at the date of the deferral of such compensation,

(v) to the extent provided by the Secretary, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or

(vi) the occurrence of an unforeseeable emergency (as that term is defined by Section 409A(a)(2)(B)(i).

2.14        Deferral Election. To the extent to which any participant in this Plan is allowed to elect to defer compensation for services performed during a taxable year, such election shall be made not later than the close of the preceding taxable year, or such early deadline as proscribed in Section 409A(a)(4) of the Code.

ARTICLE III

MISCELLANEOUS

3.1	Amendment of the Plan; Modification of Awards.

(a)           Board Authority to Amend Plan. The Board in its discretion may at any time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an assumption or other action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be effective with respect to such Grantee and Award only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will).

(b)           Shareholder Approval. Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or rule (including the rules of self-regulatory organizations). As set forth in Section 2.3(h), shareholder approval shall be required for any “repricing” of a previously granted Award hereunder.

(c)           Board Authority to Amend Awards. Subject to Section 2.3(h) which requires shareholder approval for any “repricing” of an Award granted hereunder, the Board in its discretion may at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an Award or the Termination of Employment of a Grantee, amend any outstanding Award or Award Agreement, including an amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement, provided that no Award of a stock option or stock appreciation right shall be amended in such a way as might, under the Section 409A Regulations, provide for the additional deferral of compensation or an effective decrease in the exercise price of the Award to a price below what was the Fair Market Value of the Common Stock on the date of grant. Further, any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Board that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(d)           Regulatory Changes Generally. Notwithstanding anything to the contrary in this Plan, the Board shall have full discretion to amend the Plan or an outstanding Award or Award Agreement to the extent necessary to preserve any tax, accounting, legal or regulatory treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will) provided that such amendment does not adversely affect a Grantee’s rights under the Plan or such Award and Award Agreement.

(e)           Section 409A Changes. Notwithstanding anything to the contrary in this Plan, the Board shall have full discretion to amend the Plan or any outstanding Award or Award Agreement to the extent necessary to avoid the imposition of any tax under Section 409A of the Code. Any such amendments to the Plan, an Award or an Award Agreement may be adopted without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), regardless of whether such amendment adversely affects a Grantee’s rights under the Plan or such Award or Award Agreement.

(f)            Other Tax Changes. In the event that changes are made to Section 83(b), 162(m), 422, 409A or other applicable provision of the Code or the Treasury Regulations, the Board may, subject to Sections 3.1(a), (b) and (c), make any adjustments it determines in its discretion to be appropriate with respect to the Plan or any Award or Award Agreement.

3.2	Tax Withholding.

(a)           Tax Withholdings. As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b)           Withholding Shares. If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise provided in the applicable Award Agreement,the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3	Restrictions.

(a)           Required Consents. If the Board shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of

Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Board.

(b)           Definition. The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Board. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4	Nonassignability.

(a)           Nonassignability. No Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 3.4 shall be void. Notwithstanding the foregoing, the Board may in its discretion permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the Grantee (including to a trust or similar instrument), subject to such terms and conditions as may be established by the Board.

(b)           Cashless Exercises Permitted. The restrictions on exercise and transfer in paragraph (a) above shall not be deemed to prohibit “cashless exercise” procedures with parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3 and as otherwise permitted by Section 2.4(c).

3.5           Requirement of Notification of Election Under Section 83(b) of the Code. If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6           Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7	Change in Control.

(a)           Definition. A “Change in Control” means the occurrence of any one of the following events:

(i)            any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing in excess of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation controlled by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), (E) pursuant to any acquisition by Grantee or any group of persons including Grantee (or any entity controlled by Grantee or any group of persons including Grantee), (F) a transaction (other than one described in clause (iii) below) in which outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in clause (ii) below) approve a resolution providing expressly that the acquisition pursuant to this subclause (F) does not constitute a Change in Control under this clause (F), or (G) any increase in the ownership position of a person of the outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such person to in excess of fifty percent (50%)or more of the outstanding Company Voting Securities, provided, however, that if a person shall become the beneficial owner of in excess of fifty percent (50%) or more of the outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;

(ii)           the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of in excess of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in subclauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such Business Combination does not constitute a Change in Control under this clause (ii) for any and all purposes of the Plan.

(iii)         the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company;

(iv)          the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition; or

(v)            in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by the Company or a Related Entity that defines or addresses change of control, “change of control” as defined in such agreement

(b)           Effect of Change in Control. Upon the occurrence of a Change in Control specified in paragraph (a)(i) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(ii), (a)(iii) or (a)(iv) above, Awards shall Fully Vest (as defined in paragraph (c) below). If, within two (2) years after the occurrence of a Change in Control a Termination of Employment occurs with respect to any Grantee for any reason other than Cause, Disability, death or Retirement, Grantee shall be entitled to exercise Awards at any time thereafter until the earlier of (i) the date twelve (12) months after the date of Termination of Employment and (ii) the expiration date in the applicable Award Agreement.

(c)           Fully Vest. The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units, performance shares, performance units and other stock-based Awards granted under the Plan will become fully vested and matured, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any Performance Goals applicable to Awards will be deemed to be fully satisfied; provided that (A) any Performance Goals whose performance period has not yet lapsed shall be calculated based on the higher of (x) the target value of the Awards as established by the Board and (y) the value of the Awards calculated under the terms of the Awards based on the average performance through the end of the fiscal quarter immediately prior to the effective date of the Change of Control (continued pro forma through the end of the performance period if necessary for purposes of determining whether the Performance Goal would have been met), and (B) if the Award has a performance period greater than one (1) year, the amount of the Award payable to the Grantee will be pro rated, based on a fraction, the numerator of which is the number of fiscal quarters completed from the beginning of the performance period until the effective date of the Change of Control and the denominator is the total number of fiscal quarters in the performance period.

(d)           Section 409A. To the extent it is necessary for the term “change of control” to be defined in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then the term “change in control,” only insofar as it applies to any such Award and its treatment under Section 409A, shall be defined as that term is defined by Section 409A-3 of the Treasury Regulations promulgated under Section 409A (26 CFR § 409A-3), rather than as provided in Section 3.7(a), and the terms of Sections 3.7(b) through (c) shall be applied and interpreted with respect to such Section 409A mandated definition in such manner as the Board in its discretion determines to be equitable and reflect the intention of Sections 3.7(a) through (c).

(e)           No Conflict with Other Agreements. The foregoing definition of “change of control” is applicable only to the matters contemplated by and set forth in this Plan and any Award agreement pursuant to this Plan, and shall not be controlling with respect to any other agreement between the Company and any third party.

3.8           No Right to Employment. Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or any Related Entity or affect any right which the Company or Related Entity may have to terminate such employment or association at any time (with or without cause).

3.9           Nature of Payments. Unless the Board determines at any time in its discretion, any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10        Non-Uniform Determinations. The Board’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Board shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11        Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12        Interpretation. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. As used in the Plan, “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of like import; except as the context requires, the singular includes the plural and visa versa; and references to any agreement or other document are references to such agreement or document as amended or supplemented from time to time. Any determination, interpretation or similar act to be made by the Board shall be made in the discretion of the Board, whether or not the applicable provisions of the Plan specifically refer to the Board’s discretion.

3.13        Effective Date and Term of Plan. Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate on the tenth anniversary of the adoption of the Plan by the Board; provided that the Plan shall continue to govern outstanding Awards until such Awards have been satisfied or terminated. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14        Governing Law. All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

3.15        Severability; Entire Agreement. If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

3.16        No Third Party Beneficiaries. Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17        Successors and Assigns. The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18        Waiver of Claims. Each Grantee of an Award recognizes and agrees that prior to being recommended by the Committee to the Board to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).